                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       INDUSTRI-MATEMATIK INTERNATIONAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                                     [LOGO]

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.

                               901 MARKET STREET
                              WILMINGTON, DE 19801

                            ------------------------

                         NOTICE OF 1999 ANNUAL MEETING

                             ---------------------

    Please take notice that the Annual Meeting of the Shareholders of Industri-Matematik International Corp., a Delaware corporation ("Company"), will be held on October 6, 1999, at 10:00 a.m., local time, at 5 Greentree Center, Marlton, New Jersey for the following purposes:

    1. To elect five directors to serve for one-year terms;

    2. To approve an increase in the shares reserved for issuance under the Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan;

    3. To ratify the appointment of Ohrlings Coopers & Lybrand AB as the Company's independent public accountants for the fiscal year ending April 30, 2000; and

    4. To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on August 11, 1999, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors,

                                          Marvin S. Robinson,
                                          SECRETARY

August 27, 1999

IMPORTANT: PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                     [LOGO]

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                               901 MARKET STREET
                              WILMINGTON, DE 19801

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Industri-Matematik International Corp. ("Company") for the Annual Meeting of Shareholders of the Company to be held on October 6, 1999, at 10:00 a.m., local time, at 5 Greentree Center, Marlton, New Jersey ("Annual Meeting"). The Company's Annual Report for the fiscal year ended April 30, 1999, a Notice of 1999 Annual Meeting, and a Proxy accompany this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by presenting at the Annual Meeting a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

    Only holders of Common Stock on August 11, 1999, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding 31,604,118 shares of Common Stock, all of which are entitled to vote on all matters to be acted upon at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by him or her.

    The date of this Proxy Statement is August 27, 1999, which is the approximate date on which the Company's Annual Report, this Proxy Statement, the Notice of 1999 Annual Meeting, and Proxy are being sent to shareholders.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    The Company has a five member Board of Directors. At the 1999 Annual Meeting all five directors are to be elected to terms expiring at the 2000 Annual Meeting or until their successors are duly elected and qualified.

    The Board of Directors of the Company has nominated each of the current directors, Stig G. Durlow, Jeffrey A. Harris, William H. Janeway, Martin Leimdorfer, and Geoffrey W. Squire, to be re-elected at the Annual Meeting. The proxy holders intend to vote each proxy received by them for the election of the named nominees unless otherwise instructed on the proxy card. The Company is not aware of any circumstances which will cause any nominee to be unable or to decline to serve as a director. In the event that a nominee for director becomes unavailable, becomes unable to serve, or declines to serve, it is intended that votes pursuant to the proxies will be cast for such substitute nominee as may be nominated by the Board of Directors.

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect each director, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

    The following table sets forth the names and ages of the current directors, each of whom is also a nominee for director, and the year during which each individual began serving as a director of the Company.

                                                                                                        SERVED AS DIRECTOR
                                                                                               AGE      OF THE COMPANY FROM
                                                                                               ---      -------------------
Stig G. Durlow...........................................................................          49             1996
Jeffrey A. Harris........................................................................          43             1995
William H. Janeway.......................................................................          56             1995
Martin Leimdorfer........................................................................          63             1995
Geoffrey W. Squire.......................................................................          52             1996

    Set forth below are biographical summaries of the directors, including descriptions of their principal occupations. (References to IMAB are to Industri-Matematik AB, a Swedish corporation formed in 1967 which is a predecessor to, and now a subsidiary of, the Company.)

    Stig G. Durlow joined IMAB as Vice President, Nordic Operations in 1994 and was elected President and Chief Executive Officer of IMAB in February 1995, and of the Company on formation of the Company on May 1, 1995. Mr. Durlow has served as a director of the Company and as Chairman of the Board since May 1996. Prior to joining the Company, Mr. Durlow held various sales and marketing positions at IBM. Mr. Durlow is a member of the Compensation Committee.

    Jeffrey A. Harris has served as a director of IMAB since 1991 and of the Company since its formation in 1995. Mr. Harris has been a Managing Director of E.M. Warburg, Pincus & Co., LLC ("E.M. Warburg") since 1988, where he has been employed since 1983. Mr. Harris is a director of Knoll, Inc., ECsoft Group plc, and Spinnaker Exploration, Inc. Mr. Harris is a member of the Audit Committee and the Compensation Committee.

    William H. Janeway has served as a director of IMAB since 1991 and of the Company since its formation in May 1995. Mr. Janeway has been a Managing Director of E.M. Warburg since 1988, became a Senior Managing Director in 1998, and is head of its High Technology Investment Group. Mr. Janeway is a director of BEA Systems, Inc., Inacom Corp., Indus International, Inc., and VERITAS Software Corporation.

    Martin Leimdorfer founded IMAB in 1967 and was its President and Chief Executive Officer from 1967 to 1995. Dr. Leimdorfer has been a director of IMAB since its formation and of the Company since its formation in May 1995. Dr. Leimdorfer is a member of the Royal Swedish Academy of Engineering Sciences and serves on the boards of the Swedish Trade Council and the Swedish Institute for Industrial and Economics Research. Dr. Leimdorfer is a member of the Audit Committee and the Compensation Committee.

    Geoffrey W. Squire has served as a director of IMAB since 1994 and of the Company since May 1996. Mr. Squire is a director and the co-Chairman and Executive Vice President for Worldwide Operations of VERITAS Software Corporation, a storage management software company. Mr. Squire joined OpenVision Technologies, Inc. in 1994 and was its Chief Executive Officer from July, 1995, through April, 1997, when it merged with VERITAS Software Corporation. Mr. Squire is a member of the Audit Committee.

    There is no family relationship between any director or executive officer of the Company. During the 1999 fiscal year, the Board of Directors held a total of fifteen meetings, and with the exceptions of Mr. Squire, who missed five meetings, and Mr. Harris, who missed one, all directors attended all of the meetings.

                           COMPENSATION OF DIRECTORS

    Non-employee directors are paid $20,000 per year. The Company does not pay additional amounts for committee participation. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending the meetings of the Board of Directors and committees thereof. Non-employee directors are eligible to receive options under the Company's Stock Option Plans, and on August 31, 1998, Mr. Squire received options to purchase 350,000 shares of the Company's Common Stock at an exercise price of $6 per share. The options become exercisable in 20% annual increments commencing August 31, 1999.

                                   COMMITTEES

    The Audit Committee consists of Messrs. Harris and Squire and Dr. Leimdorfer. The Audit Committee, among other things, reviews the internally prepared quarterly and annual financial statements, makes recommendations to the Board of Directors regarding the selection of independent public accountants, and reviews the annual financial statements, the result and scope of the audit, and other services provided by the Company's independent public accountants. The Compensation Committee, which consists of Messrs. Durlow and Harris and Dr. Leimdorfer, administers the Company's Stock Option Plans and Restricted Stock Program and makes recommendations concerning salaries and incentive compensation for executive officers of the Company. The Audit Committee met four times during the last fiscal year and Mr. Squire missed three meetings and Mr. Harris missed one. The Compensation Committee met on an informal basis at various times during the last fiscal year.

    The Company does not have a Nominating Committee, and nominations for directors are made by the entire Board of Directors.

           COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

    During the last fiscal year, Mr. Durlow, the President, Chairman, and Chief Executive Officer of the Company, was a member of the Compensation Committee. Mr. Durlow took no part in any recommendation made by the Compensation Committee to the Board of Directors concerning himself. During the last fiscal year, Mr. Harris, a former Secretary of the Company, and Dr. Leimdorfer, a former President of the Company, were also members of the Compensation Committee.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table contains information regarding the ownership of the Common Stock of the Company as of August 11, 1999, by each director of the Company, each of the current executive officers named in the Summary Compensation Table on page 7, and all current directors and executive officers of the Company as a group:

                                                                   NUMBER OF
                                                                     SHARES
                                                                  BENEFICIALLY               PERCENT OF
NAME OF BENEFICIAL OWNER                                           OWNED (1)                   CLASS
---------------------------------------------------------------  --------------             ------------
Philippe Beaurain..............................................               0                       *
Stig G. Durlow.................................................         630,000(2)                  2.0
John P. Geraci, Jr.............................................         255,000(3)                    *
Jeffrey A. Harris..............................................      12,287,502(4)                 38.9
William H. Janeway.............................................      12,295,252(4)                 38.9
Martin Leimdorfer..............................................       3,067,017(5)                  9.7
Mats Lillienberg...............................................         190,000(2)                    *
Lars-Goran Peterson............................................         232,000(2)                    *
Geoffrey W. Squire.............................................         110,000(6)                    *
All executive officers and directors as a group (12 persons)...      16,851,516(3)(4)(5)(6)        53.0

------------

*   Less than 1%.

(1) Beneficial ownership is based on 31,604,118 outstanding shares of Common Stock as of August 11, 1999. In computing the number of shares outstanding, beneficially owned, and the percentage beneficially owned by a person and by all executive officers and directors as a group, shares of Common Stock which may be acquired presently or within the next 60 days by exercise of options, conversion, or otherwise are included.

(2) Represents shares purchased pursuant to the Restricted Stock Program (see page 9).

(3) Includes 75,000 shares subject to options exercisable currently or within the next 60 days.

(4) Includes 12,282,752 shares owned of record by Warburg Pincus Investors, LP ("Warburg") which are included because of Mr. Janeway's and Mr. Harris's affiliation with Warburg (see footnote 1 to the chart which follows). Messrs. Janeway and Harris disclaim beneficial ownership of these shares, except to the extent of their respective pecuniary interests therein.

(5) Includes 3,067,017 shares owned of record by SP Contract Ltd. On June 28, 1999, Dr. Leimdorfer transferred these shares to SP Contract Ltd. in exchange for a deferred variable annuity. Because the value of the annuity depends on the value of the shares, Dr. Leimdorfer may be considered to have indirect beneficial ownership of the shares.

(6) Includes 110,000 shares subject to options exercisable currently or within the next 60 days.

    Except for Martin Leimdorfer(1), whose mailing address is P.O.B. 71, Waterville, NH 03215, the Company knows of no beneficial owner of more than 5% of its outstanding Common Stock as of August 11, 1999, except as follows:

                                                                                  NUMBER OF SHARES
                                                                                    BENEFICIALLY       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                    OWNED         OF CLASS
--------------------------------------------------------------------------------  -----------------  -----------
Warburg Pincus Investors, LP (2)................................................       12,282,752          38.9
  466 Lexington Avenue, 10th Floor
  New York, NY 10017

SP Contract Ltd. (1)(3).........................................................        3,067,017           9.7
  P.O Box 146
  Trident Chambers
  Road Town, Tortola, B.V.I.

FMR Corp. (4)...................................................................        2,303,400           7.3
  82 Devonshire Street
  Boston, MA 02109

------------------------

    (1)See Note 5 on prior page.

    (2)The sole General Partner of Warburg is Warburg, Pincus & Co. ("WP"), a New York general partnership. E. M. Warburg, Pincus & Co. LLC ("EMWP & Co."), a New York limited liability company, manages Warburg. The members of EMWP & Co. are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMWP & Co. and may be deemed to control both WP and EMWP & Co. WP has a 20% interest in the profits of Warburg. Each of Mr. Janeway and Mr. Harris, directors of the Company, is a Senior Managing Director and a Managing Director, respectively, of EMWP & Co. and a General Partner of WP. As such, Mr. Janeway and Mr. Harris may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares beneficially owned by Warburg and WP.

    (3)Based upon a Schedule 13G filed in July, 1999, with the Securities and Exchange Commission and other information available to the Company, SP Contract Ltd. is a British Virgin Islands corporation which acquired 3,067,017 shares of Company stock from Martin Leimdorfer in exchange for a deferred variable annuity.

    (4)Based upon a Schedule 13G filed in March, 1999, with the Securities and Exchange Commission and other information available to the Company, FMR Corp. ("FMR") is a holding company one of whose principal assets is the capital stock of Fidelity Management and Research Company, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, which beneficially owned on July 30, 1999, 2,130,600 shares of Company Common Stock. As of July 30, 1999, Fidelity International Limited, Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, an investment advisor, beneficially owned 172,800 shares of Company Common Stock.

                               EXECUTIVE OFFICERS

    In addition to Mr. Durlow, the Executive Officers of the Company include Karl Asp, Philippe Beaurain, Per-Olof Ekholtz, John P. Geraci, Jr., Mats Lillienberg, Lars-Goran Peterson, and Marvin S. Robinson.

    Karl Asp, age 39, joined the Company in February, 1999, as the Director of Corporate Finance. He became the Treasurer and Chief Financial Officer in June, 1999. Prior to joining the Company, Mr. Asp was the corporate financial manager at Europolitan Holdings AB, a Stockholm stock exchange-listed mobile telephone operator, from August, 1994, to February, 1999. Prior to that, Mr. Asp was a manager in the corporate finance department at Coopers & Lybrand.

    Philippe Beaurain, age 45, joined the Company in October, 1998, as Vice President of Industri-Matematik American Operations, Inc. in charge of services and support for the Americas, and he became the Company's Vice President--Worldwide Services and Support in February, 1999. Prior to joining the Company, Mr. Beaurain was President of ADP-GSI Logistics and Distribution, a distribution software company, since 1993.

    Per-Olof Ekholtz, age 51, became an executive officer of the Company in June, 1997. He is currently Vice President-Product Marketing. Mr. Ekholtz joined IMAB in its sales and marketing department in 1992.

    John P. Geraci, Jr., age 47, joined the Company in March, 1998. Prior to joining the Company, Mr. Geraci was a partner at The Complex Sale, where he provided sales consulting and training from 1995 to 1998, and from 1993 to 1995 he was the Chief Operating Officer at Blessing/White Inc., a human resource training Company. Mr. Geraci is currently the Company's Senior Vice President--Worldwide Sales and Marketing and President--Americas.

    Mats Lillienberg, age 38, joined IMAB in 1984 as a System Analyst responsible for development of enhancements to System ESS products and is currently Senior Vice President-Product Development.

    Lars-Goran Peterson, age 54, joined IMAB in 1992 as a Business Unit Manager and served as its Chief Financial Officer from January, 1994, through June, 1999. Mr. Peterson is currently Senior Vice President-Finance and Administration of the Company.

    Marvin S. Robinson, age 66, became the Secretary of the Company in October 1997. He has been a practicing attorney for more than the past five years and is a member of Tannenbaum Dubin & Robinson, LLP, which has been counsel to the Company since its inception. Mr. Robinson also has been a director, Vice President--General Counsel and Secretary of Garan, Incorporated, an American Stock Exchange listed apparel manufacturer which is not engaged in business with the Company, for more than the past five years.

    It is anticipated that all executive officers will be re-elected after the Annual Meeting.

                             EXECUTIVE COMPENSATION

    The following table sets forth, for the fiscal years ended April 30, 1999, 1998, and 1997, the compensation paid to or earned by the Company's Chief Executive Officer, the Company's four other most highly compensated executive officers whose salary and bonus on an annual basis exceeded $100,000 for services rendered to the Company during the fiscal year ended April 30, 1999, and one former executive officer who would have been included in the table as one of the Company's most highly compensated executive officers had he been serving in such capacity on April 30, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                                  ANNUAL         ------------------------
                                                             COMPENSATION(1)     RESTRICTED   SECURITIES        ALL
                                                           --------------------     STOCK     UNDERLYING       OTHER
NAME AND                                        FISCAL      SALARY      BONUS     PURCHASES     OPTIONS    COMPENSATION
PRINCIPAL POSITION                               YEAR         ($)        ($)       (#)(2)         (#)           ($)
--------------------------------------------  -----------  ---------  ---------  -----------  -----------  -------------
Philippe Beaurain...........................        1999     107,188(3)    25,000                150,000
Vice President-Worldwide
Service and Support
Stig G. Durlow..............................        1999     250,000    130,701(4)     65,000                  165,203(5)(6)
Chairman, President,                                1998     275,021    183,284(4)    100,000                   70,135(5)(6)
and Chief Executive Officer                         1997     225,000                                            50,912(5)(6)
John P. Geraci, Jr..........................        1999     240,000                             200,000         1,074(7)
Senior Vice President-                              1998      30,691                             275,000
Worldwide Sales
and Marketing and
President-Americas
Carl Joelsson(8)............................        1999      82,014     46,972(4)     50,000                   11,797(5)(6)(9)
Senior Vice President-                              1998     112,032     29,306(4)                              16,128(5)(6)(9)
Worldwide Service and                               1997     109,000                                            18,114(5)(6)(9)
Support
Mats Lillienberg............................        1999     107,854     23,402(4)     50,000                    6,528(5)(6)(9)
Senior Vice President-                              1998      92,750     26,444(4)                               6,314(5)(6)(9)
Product Development                                 1997      95,800                                             7,117(5)(6)(9)
Lars-Goran Peterson.........................        1999     124,332     28,621(4)    100,000                   13,417(5)(6)(9)
Senior Vice President-                              1998     113,827     52,886(4)                                    (6)(9)
Finance and Chief                                   1997     113,200                                                  (6)(9)
Financial Officer

---------------

(1) Amounts paid in foreign currency have been converted into U.S. dollars with respect to salaries at the average exchange rate in effect during each fiscal quarter, and with respect to bonuses and pension contributions at the average exchange rate in effect during each fiscal year.

(2) Represents shares of Common Stock purchased under the Company's Restricted Stock Program for which the named executives incurred indebtedness to the Company (see page 9). As of the end of the last fiscal year, the number of such shares of Common Stock held by the named executive officers was: Mr. Durlow, 630,000 shares; Mr. Peterson, 232,000 shares; Mr. Joelsson, 86,000 shares; and Mr. Lillienberg, 190,000 shares. In each case, the aggregate value of such shares on April 30, 1999, was $0 because the consideration paid for such shares was greater than the market price on that date.

(3) Mr. Beaurain joined the Company on October 19, 1998, and became an executive officer on February 8, 1999. His annual salary is currently $210,000.

(4) Includes amounts earned with respect to the specified fiscal year but not paid until the next fiscal year.

(5) Represents a private supplementary pension contribution.

(6) See page 8, "Employment Agreements", for a summary of the terms of the various employment agreements.

(7) Represents a matching contribution made by the Company pursuant to its 401(k) plan.

(8) Mr. Joelsson's employment with the Company terminated on February 8, 1999.

(9) Excludes pension contributions made on behalf of these executive officers pursuant to a plan administered by a Swedish national organization. See page 10, "Employee Benefit Plans".

                       STOCK OPTION GRANTS IN FISCAL 1999

    The following table sets forth information regarding options to purchase shares of the Company's Common Stock granted to the Company's executive officers during fiscal 1999 other than pursuant to the Company's Employee Stock Purchase Plan (see page 10). The Company has no outstanding stock appreciation rights. In accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                                                         POTENTIAL REALIZABLE
                                                                                                                VALUE
                                      NUMBER OF          PERCENT OF                                    AT ASSUMED ANNUAL RATES
                                     SECURITIES         TOTAL OPTIONS                                             OF
                                 UNDERLYING OPTIONS      GRANTED TO      EXERCISE PRICE   EXPIRATION   STOCK PRICE APPRECIATION
NAME                                   GRANTED          EMPLOYEES (%)     PER SHARE ($)      DATE       FOR OPTION TERM (1)($)
-------------------------------  -------------------  -----------------  ---------------  -----------  ------------------------
                                                                                                          FIVE
                                                                                                         PERCENT    TEN PERCENT
                                                                                                       -----------  -----------
John P. Geraci, Jr.............         275,000(2)              9.5            14.875       05/17/08    2,572,625    5,649,875
John P. Geraci, Jr.............         100,000(3)              3.5              6.00       08/30/08      335,000      956,000
John P. Geraci, Jr.............         100,000(4)              3.5              2.00       04/04/09      125,000      319,000
Philippe Beaurain..............          75,000(5)              2.6            5.0625       10/18/08      239,062      605,062
Philippe Beaurain..............          75,000(4)              2.6              2.00       04/04/09       93.750      239,250

------------

(1) Potential realizable value is based on the assumption that the price of the Company's Common Stock appreciates at the rates shown (compounded annually) from the date of grant to the expiration date. These numbers are presented in accordance with the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) Options become exercisable in 20% annual increments commencing March 16, 1999. These options were issued in replacement of options granted in the prior fiscal year which were cancelled.

(3) Options become exercisable in 20% annual increments commencing August 31, 1999.

(4) Options become exercisable in increments of 50% on April 5, 2000, 25% on April 5, 2001, and 25% on April 5, 2002.

(5) Options become exercisable in 20% annual increments commencing October 19, 1999.

    During the last fiscal year, no stock options were exercised by any executive officer, and as of April 30, 1999, no in-the-money options were held by any executive officer.

               RESTRICTED STOCK PROGRAM PURCHASES IN FISCAL 1999

    The following table sets forth information regarding purchases of the Company's Common Stock by the named executive officers pursuant to the Company's Restricted Stock Program (see page 9) during fiscal 1999.

                                                                     DATE OF    NUMBER OF SHARES
NAME                                                                PURCHASE        PURCHASED      PURCHASE PRICE ($)
-----------------------------------------------------------------  -----------  -----------------  -------------------
Stig G. Durlow...................................................    12/03/98          65,000                6.00

    During the last fiscal year, no shares purchased pursuant to the Restricted Stock Program were sold by any executive officer, and as of April 30, 1999, and all shares purchased pursuant to the Restricted Stock Program had no value because the consideration paid for such shares exceeded the market price on such date.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                               LENGTH OF
                                                   NUMBER OF                                                   ORIGINAL
                                                  SECURITIES    MARKET PRICE                                  OPTION TERM
                                                  UNDERLYING     OF STOCK AT   EXERCISE PRICE                REMAINING AT
                                                    OPTIONS        TIME OF       AT TIME OF         NEW         DATE OF
                                                  REPRICED OR   REPRICING OR    REPRICING OR     EXERCISE    REPRICING OR
NAME                                    DATE      AMENDED (#)   AMENDMENT ($)   AMENDMENT ($)    PRICE ($)     AMENDMENT
------------------------------------  ---------  -------------  -------------  ---------------  -----------  -------------
John P. Geraci, Jr..................   05/18/98      258,750         14.875           24.75         14.875     9.8 years
Senior Vice President
John P. Geraci, Jr..................   05/18/98       16,250         14.875           31.25         14.875     9.8 years
Senior Vice President

                             EMPLOYMENT AGREEMENTS

    The Company is party to an employment agreement with Mr. Durlow, amended and restated as of May 1, 1996, which provides for an annual salary and bonus based upon the Company's revenues and profitability. The agreement also includes change of control provisions and provides for reimbursement for housing expenses if Mr. Durlow is resident in the United States. The Company also makes a supplementary pension contribution for Mr. Durlow. The Company is party to an Employment Agreement dated March 16, 1998, with Mr. Geraci which expires on April 30, 2000, and an Employment Agreement dated October 16, 1998 with Mr. Beaurain. These agreements provide for an annual salary and a bonus based upon the revenues and profitability of the Company. The Company is party to employment agreements with its Swedish based executive officers named in the Summary Compensation Table on page 7 which provide for an annual salary and bonus and include other provisions that are customary in the Swedish labor market. The agreement with Mr. Lillienberg also provides for supplementary pension contributions. Each of the executive officers referred to above also is entitled to an automobile allowance.

                              CERTAIN TRANSACTIONS

    With respect to the last fiscal year, the Company and its subsidiaries paid a total of $679,581 in legal fees to the law firm of Tannenbaum Dubin & Robinson, LLP, of which Mr. Robinson is a member.

                               STOCK OPTION PLAN

    In May 1995, the Company adopted the Industri-Matematik International Corp. Stock Option Plan ("1995 Plan") pursuant to which 3,000,000 shares of Common Stock (after adjustment for a three-for-one stock split effective July 1996) were reserved for issuance and in October, 1998, the Company adopted the Industri-Matematik International Corp. 1998 Stock Option Plan ("1998 Plan") pursuant to which 3,000,000 shares of Common Stock were reserved for issuance (the 1995 Plan and 1998 Plan, collectively, "Stock Option Plans"). Under the Stock Option Plans, Common Stock is issuable upon exercise of options granted to key employees, members of the Company's Board of Directors, consultants, and other advisors of the Company. The Stock Option Plans provide for grants of stock options which may be incentive stock options to key employees (including officers and employee directors) and stock options which are not incentive stock options for members of the Board of Directors, consultants, and other advisors of the Company who are not employees of the Company. The Stock Option Plans are administered by the Compensation Committee which determines recipients (in certain instances based upon the recommendation of the Chief Executive Officer) and types of awards to be granted, including the exercise price, number of shares subject to the award, vesting, and other conditions.

    During the fiscal year ended April 30, 1999, options to purchase a total of 3,236,000 shares were granted under the Stock Option Plans at an average exercise price of $6.15 per share, and as of April 30, 1999, options to purchase 227,518 shares of Common Stock remained available for future grant under the 1995 Plan and options to purchase 1,931,000 shares of Common Stock remained available for future grant under the 1998 Plan. Unless terminated sooner by the Board of Directors, the 1995 Plan will terminate April 30, 2005, and the 1998 Plan will terminate October 8, 2008.

                            RESTRICTED STOCK PROGRAM

    In May 1995, the Company instituted a restricted stock program ("Restricted Stock Program") pursuant to which shares of the Company's Common Stock may be purchased by certain key employees of the Company who may be taxable pursuant to the laws of Sweden in exchange for non-recourse promissory notes. The shares are issued through a wholly owned subsidiary of the Company, Software Finance Corporation ("SFC"). Principal on the promissory notes is due either nine or ten years after issuance with interest being due and payable annually.

    Under the terms of the Restricted Stock Program, SFC has an option to repurchase the shares issued to each employee so long as SFC pays an annual option price. The exercise price to be paid by SFC upon exercise of a purchase option is fair market value, provided that if the option to purchase is exercised prior to the end of a stated period, the exercise price is the initial purchase price for all and, after the first anniversary of the option agreement, a percentage of the shares decreasing by 20% each subsequent year, until the exercise price is fair market value. The annual option price is substantially equal to the interest due on the non-recourse promissory note.

    SFC has the right and obligation to apply against the payment of any principal due on the promissory note any amounts payable by SFC to the recipient of the shares as the exercise price under the Option Agreement. The Company has the ability to prevent the recipients from selling the purchased securities. The Company has not recognized any compensation expense in respect of the restricted stock in its statements of operations since the purchase price of the restricted stock did not differ from the estimated fair market value of the Common Stock on the date of issuance. The restricted stock shares issued under this program and any dividends paid are subject to a pledge and security interest held by SFC.

    During fiscal 1999, a total of 65,000 shares of Common Stock were purchased pursuant to the Restricted Stock Program at a price of $6.00 per share.

                          EMPLOYEE STOCK PURCHASE PLAN

    In February, 1997, the Board of Directors adopted the Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan ("ESPP") and reserved 600,000 shares of the Company's Common Stock for issuance thereunder. The ESPP was approved by the Company's shareholders at the 1997 Annual Meeting. In December, 1998, the Board of Directors authorized 600,000 additional shares to be reserved for issuance pursuant to the ESPP, and the Shareholders of the Company are being asked to approve such additional shares (see Item 2 below). The purpose of the ESPP is to promote the success and enhance the value of the Company by providing eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock through payroll deductions at a discount from market value. The ESPP is administered by a Plan Administrator appointed by the Board of Directors, currently Lars-Goran Peterson, the Company's Senior Vice President-Finance and Administration.

    Employees contribute to the ESPP through payroll deductions. On the last day of each accrual period, each participating employee's payroll deductions are used to purchase shares of Common Stock for the employee. The price of the shares purchased will be 85% of the lower of (i) the market value of the Common Stock on the first business day of the purchase period or (ii) the market value of the Common Stock on the last business day of the accrual period. Each employee may purchase up to 500 shares of Common Stock in each accrual period, and no employee may invest more than $21,250 in Common Stock through the ESPP in any calendar year. During the last fiscal year, a total of 344,562 shares were purchased pursuant to the ESPP at an average price of $5.02 per share.

                             EMPLOYEE BENEFIT PLANS

    The Company provides retirement benefits for substantially all of its employees. In the United States, the United Kingdom, and The Netherlands the Company sponsors defined contribution plans. The Company's Swedish subsidiary, IMAB, has a supplemental defined contribution plan for certain key management employees. IMAB also participates in several pension plans (non-contributory for employees), which cover substantially all employees of its Swedish operations. The plans are administered by a national organization, Pensionsregistreringsinstitutet, in which most companies in Sweden participate. The level of benefits and actuarial assumptions are established by the national organization and, accordingly, IMAB may not change benefit levels or actuarial assumptions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons. Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that there was compliance with all filing requirements applicable to the Company's executive officers, directors, and greater than 10% beneficial owners.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL THEY BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
               ON EXECUTIVE COMPENSATION AND REPRICING OF OPTIONS

    The duty of the Compensation Committee is to set and administer policies for the Company's compensation programs, which include base and incentive pay plans for executive officers, stock option and employee stock purchase plans, and certain other employee benefit plans. The Committee is comprised of three members of the Board of Directors: Messrs. Durlow and Harris and Dr. Leimdorfer.

    The Compensation Committee of the Board of Directors is directly responsible for making recommendations relating to Mr. Durlow, the Company's President, Chairman, and Chief Executive Officer, and the Company's other executive officers, although the Compensation Committee relies upon the recommendations of Mr. Durlow with respect to the executive officers other than himself. The Compensation Committee also is responsible for administering the Company's Stock Option Plans and Restricted Stock Program. Mr. Durlow abstains from any action taken by the Compensation Committee regarding himself.

    The Compensation Committee of the Board of Directors reports to the Board of Directors with respect to compensation of executive officers as follows:

    The principal policy of the Compensation Committee relating to compensation of the executive officers is to take into account the particular contribution of individual officers in attaining specific or overall goals and in carrying out their assigned functions and relate their performance to the overall operating results of the Company.

    In particular, Mr. Durlow's performance is considered to be reflected in the performance of the Company as a whole and he receives a fixed base salary plus contingent compensation based upon a formula taking into account the Company's revenues and/or profitability in a fiscal year. His compensation formula is established early in each fiscal year and set forth in a supplement to his Amended and Restated Employment Agreement. In fiscal 1999, he earned a base salary of $250,000 and did not receive any contingent compensation.

    On May 18, 1998, options to purchase 275,000 shares of Common Stock were granted to John P. Geraci, Jr. at an exercise price of $14.875 per share in replacement of 258,750 options granted to him on March 3, 1998, at an exercise price of $24.75 per share and 16,250 options granted to him on March 16, 1998, at an exercise price of $31.25 per share. All of these exercise prices represented the closing market price for the Company's Common Stock on the date of grant. Mr. Geraci joined the Company in March, 1998, as both Senior Vice President--Worldwide Sales and Marketing and President--Americas. The Compensation Committee recommended that his options be "repriced" two months later because in the judgment of the Compensation Committee the decline in the price of the Company's Common Stock was not a reflection of Mr. Geraci's performance and it was very important to the Company that Mr. Geraci have the strongest possible incentive for the benefit of all shareholders.

                                          Compensation Committee
                                          Stig G. Durlow
                                          Jeffrey A. Harris
                                          Martin Leimdorfer

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a comparison of cumulative total shareholder returns for the Company, the Nasdaq United States and Foreign Stock Index and the Nasdaq Computer and Data Processing Stock Index for the period commencing September 26, 1996, and ending on April 30, 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                Company Common Stock   Nasdaq US & Foreign Stock Index   Nasdaq Computer & Data Processing Stock Index
26-Sep-96                    $100.00                           $100.00                                         $100.00
30-Apr-97                     $88.09                           $102.00                                         $109.00
30-Apr-98                    $212.00                           $152.00                                         $170.00
30-Apr-99                     $18.00                           $203.00                                         $259.00

    Cumulative total shareholder returns assume that $100 was invested on September 26, 1996, at the closing sales price in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns. The Nasdaq United States and Foreign Stock Index and the Nasdaq Computer and Data Processing Stock Index were prepared by the Center for Research in Security Prices.

   APPROVAL OF AN INCREASE IN THE SHARE RESERVE UNDER THE INDUSTRI-MATEMATIK
             INTERNATIONAL CORP. 1997 EMPLOYEE STOCK PURCHASE PLAN
                             (ITEM 2 ON PROXY CARD)

    In October, 1998, the Board of Directors approved an increase in the number of shares of the Company's Common Stock reserved for issuance under the Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan ("ESPP") by 600,000 shares. The Board of Directors is seeking shareholder approval of the increase in the share reserve so that the shares issued pursuant to the ESPP can receive favorable tax treatment.

    The purpose of the ESPP is to promote the success and enhance the value of the Company by providing eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock through payroll deductions at a discount from market value. The Company also believes that the ESPP assists the Company in attracting and retaining employees of outstanding competence in the highly competitive labor markets in which the Company competes. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended ("Code").

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to approve the increase in the share reserve for the ESPP, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

GENERAL

    The ESPP is administered by a Plan Administrator appointed by the Board of Directors. The current Plan Administrator is Lars-Goran Peterson, the Company's Senior Vice President--Finance and Administration.

    Subject to the terms of the ESPP, the Plan Administrator has all discretion and authority necessary or appropriate to control and manage the operation and administration of the ESPP, including the power to designate the subsidiaries of the Company whose employees are permitted to participate in the ESPP. The Plan Administrator may make whatever rules, interpretations, and computations and take any other actions to administer the ESPP that he considers appropriate to promote the Company's best interests and to ensure that the ESPP remains qualified under Section 423 of the Code. The Plan Administrator, in his sole discretion, may amend or terminate the ESPP at any time.

COMMON STOCK SUBJECT TO THE ESPP

    A maximum of 1,200,000 shares of Common Stock will have been available for issuance under the ESPP, of which 608,247 have been issued to date. In the event of any stock split or other change in the capital structure of the Company, the Plan Administrator will make such adjustments, if any, as he deems appropriate in the number, kind, and purchase price of the shares available for purchase under the ESPP.

ELIGIBILITY

    Employees of the Company and its participating subsidiaries except those who are normally scheduled to work less than 20 hours per week or 5 months during a calendar year or who have the right to acquire 5% or more of the voting stock of the Company or of any subsidiary of the Company are eligible to participate in the ESPP.

ENROLLMENT AND CONTRIBUTIONS

    Eligible employees voluntarily elect whether or not to enroll in the ESPP and may cancel their enrollment at any time. The duration of each purchase period is at the discretion of the Plan Administrator but no purchase period may last longer than 23 months. Employees contribute to the ESPP through payroll deductions.

PURCHASE OF SHARES

    On the last day of each six month accrual period, each participating employee's payroll deductions are used to purchase shares of Common Stock for the employee. The price of the shares purchased will be 85% of the lower of (i) the market value of the Common Stock on the first business day of the purchase period or (ii) the market value of the Common Stock on the last business day of the accrual period. Market value under the ESPP means the closing price of the Common Stock on the Nasdaq national market for the day in question. Each employee may purchase up to 500 shares of Common Stock in each accrual period, and no employee may invest more than $21,250 in Common Stock through the ESPP in any calendar year.

TERMINATION OF PARTICIPATION

    Participation in the ESPP terminates when a participating employee's employment with the Company ceases for any reason, the employee withdraws from the ESPP, or the ESPP is terminated or amended so that the employee no longer is eligible to participate.

TAX INFORMATION

    Based on management's understanding of current Federal income tax laws, the Federal tax consequences of the purchase of shares of Common Stock through the ESPP are as follows:

    A participating employee will not have taxable income when the shares of Common Stock are purchased, but the employee generally will have taxable income when the employee sells or otherwise disposes of Common Stock purchased through the ESPP.

    For shares which are disposed of more than two years after the first day of the applicable purchase period and more than one year from the exercise date ("Holding Period"), gain up to the amount of the discount from the market price of the Common Stock on the first day of the purchase period is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the Holding Period, the employee sells the shares for less than the purchase price, the difference is a long-term capital loss. Shares sold within the Holding Period are taxed at ordinary income rates on the amount of discount received from the Common Stock's market price on the exercise date. Any additional gain (or loss) is taxed to the employee as long-term or short-term capital gain (or loss). The purchase date begins the holding period for determining whether the gain (or loss) is short-term or long-term.

    The Company will receive a deduction for Federal income tax purposes for the ordinary income an employee must recognize when he or she disposes of stock purchased under the ESPP within the Holding Period. The Company will not receive such a deduction for shares disposed of after the Holding Period.

    The foregoing summary of the effect of Federal income taxation upon the participating employee and the Company with respect to the purchase of shares under the ESPP does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of state or local income tax laws or laws of any foreign country in which the participant may reside.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (ITEM 3 ON PROXY CARD)

    The Board of Directors selects the Company's independent accountants on an annual basis for each ensuing fiscal year to serve at the discretion of the Board of Directors. The Board of Directors, upon the recommendation of the Audit Committee, has selected Ohrlings Coopers & Lybrand AB, as the Company's independent accountants for its fiscal year 2000. Ohrlings Coopers & Lybrand AB has audited the financial statements of the Company since fiscal year 1994, and the Board of Directors considers the firm to be well qualified. No representative of Ohrlings Coopers & Lybrand AB will be present at the Annual Meeting.

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to ratify the appointment of Ohrlings Coopers & Lybrand AB as the Company's independent auditors, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

                                 OTHER BUSINESS

    The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated herein and in the Notice of 1999 Annual Meeting attached hereto. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as directed by the Board of Directors.

        SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

    Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of the Company (i) must be received by the Company at its offices no later than April 30, 2000, and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting.

                               PROXY SOLICITATION

    In addition to soliciting shareholders by mail, the Company will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers, directors, and others, including professional proxy solicitors, to solicit proxies, personally or by telephone. The cost of soliciting proxies will be borne by the Company.

                                         By Order of the Board of Directors,

                                         Marvin S. Robinson,
                                         SECRETARY

                                                                 SKU#1581-PS--99

                                  DETACH HERE


                                     PROXY

                    INDUSTRI-MATEMATIK INTERNATIONAL CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Stig G. Durlow and Marvin S. Robinson, or either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders on Industri-Matematik International Corp., to be held a 5 Greentree Center, Marlton, New Jersey, on Wednesday, October 6, 1999, at 10:00 a.m., local time, and at any continuation or adjournment thereof, with all the powers which the undersigned might have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated August 27, 1999, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

WHERE NO CONTRARY CHOICE IS INDICATED BY THE SHAREHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR SUCH PROPOSALS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.


-----------                                                          -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

                                  DETACH HERE

    PLEASE MARK
/X/ VOTES AS IN
    THIS EXAMPLE

PLEASE COMPLETE, DATE, SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

1. Election of Directors                                                                               FOR  AGAINST  ABSTAIN
   NOMINEES: Stig G. Durlow, Jeffrey A. Harris,         2. To approve an increase in the
   William H. Janeway, Martin Leimdorfer, and              shares reserved for issuance under          / /    / /      / /
   Geoffrey W. Squire                                      the Industri-Matematik International
                                                           Corp. 1997 Employee Stock Purchase Plan.
         FOR ALL        WITHHELD FROM ALL
                                                        3. To ratify the selection of Ohrlings
           / /                 / /                         Coopers & Lybrand AB as independent        / /    / /      / /
                                                           public accountants for the fiscal year
                                                           ending April 30, 2000.
/ / _________________________________________
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE                  4. To transact such other business as may properly come before the meeting.

                                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   / /

                                                        Please sign exactly as your name or names appear hereon.
                                                        Corporate or partership proxies should be signed in full
                                                        corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.

Signature: __________________________ Date: _______________  Signature: __________________________ Date: _______________
